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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): November 14, 2000


                             FINANCIALWEB.COM, INC
                             ---------------------
            (Exact name of registrant as specified in its Charter)


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

          Nevada                         000-25799                      93-1202428
          -------                        ---------                      ----------
(State or other jurisdiction of    (Commission File No.)      (IRS Employer Identification No.)
incorporation or organization)
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                           201 Park Place, Suite 321
                        Altamonte Springs, Florida 32701
                        --------------------------------
          (Address of principal executive offices including zip code)

                                (407) 834-4443
                                --------------
             (Registrant's telephone number, including area code)


Item 2.  Acquisition or Disposition of Assets.

     On September 25, 2000 and October 2, 2000, FinancialWeb.com, Inc. (the "Company") issued to Financial Resources, LC ("Financial Resources") a secured promissory note in the principal amount of $160,000 and $140,000, respectively (collectively, the "Loans") due 21 days from each respective issuance date and were secured by substantially all of the assets of the Company. The Company issued the Loans to fund on-going operations on a short-term basis while the Board of Directors and management sought to raise additional capital or explore other strategic alternatives including a reorganization under Chapter 11 of the Bankruptcy Code.

     Upon demand for payment and the Company's inability to pay the Loans, on or about November 14, 2000, substantially all of the operating and intangible assets of the Company, including furniture, equipment, computer software, the FinancialWeb.com domain name, brand name, databases, customer lists, trademarks and all intellectual property, were foreclosed upon by Financial Resources and sold by Financial Resources to 123Jump.com for a total cash purchase price of approximately $645,000. The Company received approximately $252,000 from Financial Resources which represented the balance of the purchase price that exceeded the obligations pursuant to the Loans. The Company will use such proceeds to repay certain obligations of its employees and to repay, in part, the obligations of the Company's trade creditors. The proceeds are expected to be insufficient to permit any disbursement to the preferred or common stockholders of the Company.

Item 5.  Other Events.

     As discussed in the Company's Form 10-KSB for the year ended December 31, 1999 filed on June 2, 2000, Form 10-QSB for the quarter's ending March 31, and June 30, 2000 filed on June 13, 2000 and August 21, 2000, respectively and Form 8-K filed on October 16, 2000, the Company has faced serious liquidity problems and, accordingly, has been attempting to raise additional capital and has pursued other strategic alternatives. Due to its inability to fund continuing operations or find a third party to buy the Company, the Company ceased all operations, let go all of its remaining
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employees and management and all of the members of the Board of Directors resigned. A press release is attached hereto and incorporated herein.

Item 7.  Financial Statements and Exhibits.


     (c)  Exhibits.  The following exhibits are filed as part of this Current
Report:

          99.1  Form of Loan and Security Agreement and Term Note.
          99.2  Press Release dated November 14, 2000.




                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 14, 2000                         FINANCIALWEB.COM, INC.


                                                  By:  /s/Lysle Wickersham
                                                       -------------------
                                                       President
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                                 EXHIBIT INDEX

     99.1  Form of Loan and Security Agreement and Term Note.
     99.2  Press Release dated November 14, 2000.